Thryv® Reports Third Quarter 2020 Financial Results,
Provides Outlook for Remainder of Year

DALLAS, November 12, 2020– Thryv Holdings, Inc. (NASDAQ:THRY), the provider of Thryv® software, the end-to-end client experience platform for small businesses, today announced financial results for third quarter and provided forward-looking guidance for the remainder of 2020.
Key highlights:
•Total revenue was $240.3 million for the quarter, a decrease of 25% from the third quarter of 2019
•Revenue from the SaaS business was $31.8 million for the quarter, an increase of 2% from the third quarter of 2019
•Marketing Services revenue was $208.5 million for the quarter, a decrease of 28% from the third quarter of 2019
•Net loss was $0.1 million, or $0.00 per share, basic and diluted, for the quarter, compared to net loss of $0.3 million, or ($0.01) per share, basic and diluted, in the third quarter of 2019
•Loss before income taxes was $24.4 million for the quarter, compared to income before income taxes of $1.1 million in the third quarter of 2019
•Adjusted EBITDA was $69.3 million for the quarter, representing a 28.8% Adjusted EBITDA margin; compared to $98.3 million, or a 30.8% Adjusted EBITDA margin, in the third quarter of 2019
•Net Leverage of 1.4x for the quarter, as defined by the Thryv, Inc. Credit Agreement

“This was a milestone quarter for Thryv as we re-entered the market as a public entity and saw our SaaS business return to growth,” said Thryv CEO Joe Walsh. “While the COVID-19 pandemic continued to hurt local businesses across America, the Thryv software platform helped small and medium-sized businesses survive by enabling them to do business virtually.”
“We continue to see a more engaged set of clients and higher usage of our software and expect that positive trend to continue into 2021. The direct listing on the Nasdaq underscored our belief in the long-term growth prospects of this business and the strategic steps we are taking to drive consistent value to shareholders.”
Thryv serves approximately 350,000 small-to medium-sized businesses (“SMB”) clients through two segments: SaaS and Marketing Services. Our SaaS offerings include Thryv, our flagship SMB end-to-end customer experience platform, and Thryv Leads, an automated lead generation service that integrates with our Thryv platform. Our Marketing Services segment provides both print and digital solutions, including our owned and operated Print Yellow Pages (“PYP”), which carry the “The Real Yellow Pages” tagline, our proprietary Internet Yellow Pages (“IYP”), known by the Yellowpages.com, Superpages.com, and Dexknows.com URLs and other digital media solutions.

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261  thryv.com

Outlook
“For fiscal year 2020, we expect SaaS revenue of $128 million,” said Thryv CFO Paul Rouse. “This represents flat year-over-year growth when compared to fiscal year 2019. This implies SaaS revenue of $33 million for the fourth quarter, representing an anticipated year-over year increase in the low single digits. We believe SaaS will end 2020 with a solid run-rate and we are confident that momentum will continue into 2021.”

In addition, for fiscal year 2020, we expect Marketing Services revenue in the range of $955 million to $965 million. This implies Marketing Services revenue in the range of $190 million to $200 million for the fourth quarter.”

For fiscal year 2020, Thryv expects Adjusted EBITDA in the range of $358 million to $363 million, which we calculate to an Adjusted EBITDA margin of 33% for fiscal year 2020 and implies fourth quarter Adjusted EBITDA in the range of $58 million to $63 million.

Non-GAAP Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures. We present non-GAAP measures including: Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables for reconciliations of the non-GAAP financial measures used in this press release to the most comparable GAAP financial measures.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

The Company is unable to reconcile the forward-looking non-GAAP measures, Adjusted EBITDA and Adjusted EBITDA margin, discussed during today’s third quarter 2020 earnings call because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the significance of the unavailable information; however, the GAAP measures could be materially different than the non-GAAP measures.

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261  thryv.com

Thryv Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$240,325	$319,116	$862,507	$1,076,244
Operating expenses:
Cost of services (exclusive of depreciation and amortization)	87,347	109,588	278,941	364,873
Sales and marketing	60,775	83,730	201,939	266,643
General and administrative	34,176	34,352	116,723	130,727
Depreciation and amortization	35,454	50,471	110,883	155,285
Impairment charges	1,184	60	19,414	5,059
Total operating expenses	218,936	278,201	727,900	922,587

Operating income	21,389	40,915	134,607	153,657
Other income (expense):
Interest expense	(11,442)	(17,464)	(39,648)	(51,998)
Interest expense, related party	(4,167)	(6,202)	(13,903)	(19,070)
Other components of net periodic pension cost	(30,175)	(16,111)	(31,312)	(19,797)
Loss on early extinguishment of debt	—	—	—	(6,375)
(Loss) income before benefit (provision) for income taxes	(24,395)	1,138	49,744	56,417
Benefit (provision) for income taxes	24,250	(1,410)	(10,323)	(18,860)
Net (loss) income	$(145)	$(272)	$39,421	$37,557

Net (loss) income per common share:
Basic	$—	$(0.01)	$1.25	$0.87
Diluted	$—	$(0.01)	$1.16	$0.82
Weighted-average shares used in computing basic and diluted net (loss) income per common share:
Basic	30,857,617	33,468,556	31,621,039	43,323,602
Diluted	30,857,617	33,468,556	33,990,771	46,028,655

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261  thryv.com

Thryv Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,771	$1,912
Accounts receivable, net of allowance of $34,535 and $26,828	326,240	369,690
Contract assets, net of allowance of $404 and $0	12,484	11,682
Taxes receivable	27,818	37,460
Deferred costs	11,821	15,321
Prepaid expenses and other	18,203	12,715
Indemnification asset	25,911	29,789
Total current assets	424,248	478,569
Fixed assets and capitalized software, net	86,429	101,512
Operating lease right-of-use assets, net	20,015	39,046
Goodwill	609,457	609,457
Intangible assets, net	60,561	147,480
Debt issuance costs	2,760	3,451
Other assets	10,576	8,777
Total assets	$1,214,046	$1,388,292
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$16,215	$16,067
Accrued liabilities	165,903	140,261
Current portion of financing obligations	698	580
Current portion of operating lease liability	5,947	9,579
Accrued interest	9,899	13,164
Current portion of unrecognized tax benefits	32,259	53,111
Contract liabilities	18,769	24,679
Total current liabilities	249,690	257,441
Senior Term Loan, net of debt issuance costs of $482 and $593	348,528	420,036
Senior Term Loan, related party	155,600	189,371
ABL Facility	81,641	104,985
Financing obligations, net of current portion	55,005	55,537
Pension obligations, net	198,290	193,533
Stock option liability	37,661	43,026
Long-term disability insurance	10,003	10,874
Deferred tax liabilities	12,391	54,738
Unrecognized tax benefits, net of current portion	1,911	1,833
2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261  thryv.com

Operating lease liability, net of current portion	25,848	28,783
Other liabilities	623	875
Total long-term liabilities	927,501	1,103,591
Commitments and contingencies (see Note 12)
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 57,469,391, shares issued and 30,903,450 shares outstanding at September 30, 2020; and 57,443,282 shares issued and 33,490,526 shares outstanding at December 31, 2019	575	574
Additional paid-in capital	1,008,243	1,008,701
Treasury stock - 26,565,941 shares at September 30, 2020 and 23,952,756 shares at December 31, 2019	(467,331)	(437,962)
Accumulated deficit	(504,632)	(544,053)
Total stockholders' equity	36,855	27,260
Total liabilities and stockholders' equity	$1,214,046	$1,388,292

Thryv Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash Flows from Operating Activities
Net income	$39,421	$37,557
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	110,883	155,285
Amortization of debt issuance costs	801	856
Deferred income taxes	(42,346)	(25,517)
Provision for bad debt	27,709	21,945
Provision for service credits	28,268	20,752
Stock-based compensation (benefit) expense	(4,195)	9,536
Other components of net periodic pension cost	31,312	19,797
Loss on early extinguishment of debt	—	6,375
Loss on disposal/write-off of fixed assets and capitalized software	3,476	5,294
Impairment charges	19,414	5,059
Non-cash loss from remeasurement of indemnification asset	3,878	4,646
Changes in working capital items, excluding acquisitions:
Accounts receivable	15,742	51,659
Contract assets	(803)	1,885
Deferred costs	3,500	4,105
Prepaid and other assets	(7,285)	(8,822)
Accounts payable and accrued liabilities	(81,292)	(89,270)
Accrued income taxes, net	36,912	11,217
Operating lease liability	(3,998)	(7,078)
2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261  thryv.com

Contract liabilities	(5,911)	(3,236)
Settlement of stock option liability	(896)	(33,901)
Net cash provided by operating activities	174,590	188,144

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(17,030)	(13,296)
Proceeds from the sale of building and fixed assets	1,546	846
Acquisition of a business, net of cash acquired	—	(147)
Net cash (used in) investing activities	(15,484)	(12,597)

Cash Flows from Financing Activities
Payments of Senior Term Loan	(72,629)	(108,262)
Payments of Senior Term Loan, related party	(32,761)	(48,738)
Proceeds from Senior Term Loan, net	—	193,625
Proceeds from Senior Term Loan, related party	—	225,000
Proceeds from ABL Facility	868,811	814,672
Payments of ABL Facility	(892,155)	(844,586)
Payments of financing obligations	(414)	(946)
Debt issuance costs	—	(774)
Purchase of treasury stock (see Note 9)	(30,626)	(437,962)
Proceeds from private placement	445	—
Proceeds from exercise of stock options	82	439
Net cash (used in) financing activities	(159,247)	(207,532)

(Decrease) in cash and cash equivalents	(141)	(31,985)
Cash and cash equivalents, beginning of period	1,912	34,169
Cash and cash equivalents, end of period	$1,771	$2,184

Supplemental Information
Cash paid for interest	$56,845	$58,972
Cash paid for income taxes, net	$15,757	$33,159

Thryv Holdings, Inc. and Subsidiaries
Free Cash Flow
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Net cash provided by operating activities	$ 174,590	$ 188,144
Additions to fixed assets and capitalized software	(17,030)	(13,296)
Free Cash Flow	$ 157,560	$ 174,848
2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261  thryv.com

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of Adjusted EBITDA
Net (loss) income	$(145)	$(272)	$39,421	$37,557
Interest expense	15,609	23,666	53,551	71,068
(Benefit) provision for income taxes	(24,250)	1,410	10,323	18,860
Depreciation and amortization expense	35,454	50,471	110,883	155,285
Loss on early extinguishment of debt	—	—	—	6,375
Restructuring and integration expenses (1)	6,710	8,288	23,902	31,192
Transaction costs (2)	4,913	143	14,679	143
Stock-based compensation expense (benefit) (3)	1,289	(4,863)	(4,195)	9,536
Other components of net periodic pension cost (4)	30,175	16,111	31,312	19,797
Non-cash (gain) loss from remeasurement of indemnification asset (5)	(540)	3,736	3,878	4,646
Impairment charges (6)	1,184	60	19,414	5,059
Other (7)	(1,105)	(410)	(2,960)	$(390)
Adjusted EBITDA	$69,294	$98,340	$300,208	$359,128
(1)For the three and nine months ended September 30, 2019, restructuring and integration charges include severance benefits, facility exit costs, system consolidation and integration costs, and professional consulting and advisory services costs related to the YP Acquisition. For the three and nine months ended September 30, 2020, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, loss on disposal of fixed assets and capitalized software, and costs associated with abandoned facilities and system consolidation. A portion of the severance benefits, amounting to $5.0 million, resulted from COVID-19.
(2)Expenses related to the Company's direct listing and other transaction costs.
(3)Company records stock-based compensation expense related to the amortization of grant date fair value of the Company’s liability classified stock-based compensation awards. Additionally, stock-based compensation expense includes the remeasurement of these awards at each period end.
(4)Other components of net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of other components of net periodic pension cost relates to the mark to market pension remeasurement. As a result of an interim actuarial valuation due to the settlements of the pension plans, the Company recognized a remeasurement loss of $29.5 million and $30.2 million in the three and nine months ended September 30, 2020, respectively, and a remeasurement loss of $13.6 million in both the three and nine months ended September 30, 2019.
2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261  thryv.com

(5)In connection with the YP Acquisition, the seller provided the Company indemnity for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the Acquisition Date. The indemnity covers potential losses in excess of $8.0 million and is capped at an amount equal to the lesser of the uncertain tax position liability or the current fair value of the 1,804,715 shares of the Company's common stock issued to the seller as part of the purchase consideration.

(6)Impairment charges of $1.2 million and $19.4 million recorded during the three and nine months ended September 30, 2020, respectively, are primarily due to the Company closing certain office buildings as part of becoming a “Remote First” company and consolidating operations at certain locations. Impairment charges of $0.1 million and $5.1 million recorded during the three nine months ended September 30, 2019, respectively, are due to consolidating operations at certain locations and are included in Restructuring and integration charges in the condensed consolidated statements of operations.

(7)Other primarily includes expenses related to potential non-income-based tax liabilities.

Earnings Conference Call Information
Thryv will host a conference call on Thursday, November 12, 2020 at 8:30 a.m. (Eastern Time) to discuss the Company's third quarter 2020 results. The conference call will be available via the Internet at www.thryv.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company's website.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (888) 869-1189 or (706) 643-5902 and enter "1446957".

About Thryv Holdings, Inc.
The company owns the easy-to-use Thryv® end-to-end customer experience software built for small business that helps over 40,000 SaaS clients with the daily demands of running a business. With Thryv, they can get the job, manage the job and get credit. Thryv’s award-winning platform provides modernized business functions, allowing small-to-medium-sized businesses (SMB) to reach more customers, stay organized, get paid faster and generate reviews. These include building a digital customer database, automated marketing through email and text, updating business listings across the internet, scheduling online appointments, sending notifications and reminders, managing ratings and reviews, generating estimates and invoices and processing payments.
Thryv supports franchise operators and multi-location business owners with Hub by Thryv™, a software console that enables businesses managers to oversee their operations using the Thryv software.
Thryv also connects local businesses to consumer services through our search, display and social media management products, our print directories featuring The Real Yellow Pages® tagline, and our local search portals, which operate under the DexKnows.com®, Superpages.com® and Yellowpages.com URLs and reach some 35 million monthly visitors. For more information about the company, visit thryv.com.
2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261  thryv.com

Thryv delivers business services to more than 360,000 SMBs across America that enable them to compete and win in today’s economy.
Forward-Looking Statements
Some statements included in this release constitute forward-looking statements. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “project”, “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements, as they are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:
Paige Blankenship
Thryv, Inc.
972.453.3012
paige.blankenship@thryv.com

Investor Contact:
2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261  thryv.com

Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

KJ Christopher
Thryv, Inc.
972.453.7068
KJ.Christopher@thryv.com

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2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261  thryv.com